Exhibit 99.2

DESCRIPTION OF CAPITAL STOCK

The following description is a summary of the material provisions of our Certificate of Incorporation and Bylaws. Copies of the Certificate of Incorporation and Bylaws were filed with the Securities and Exchange Commission on February 15, 2007 as exhibits to our Current Report on Form 8-K and are incorporated by reference into this description.

General

As of September 6, 2007, Hibbett Sports, Inc. had 81,000,000 shares of capital stock authorized. This authorized capital stock consisted of:

•	80,000,000 shares of common stock, par value $0.01 per share, 31,106,620 of which were outstanding; and

•	1,000,000 shares of preferred stock, par value $0.01 per share, none of which are currently outstanding.

Common Stock

Voting

Subject to the rights of the holder of any preferred stock outstanding at the time, each share of our common stock entitles its holder to one vote on all matters submitted to a vote of our stockholders on which the holders of the common stock are entitled to vote. Holders of the common stock shall vote together as one class on all matters submitted to a vote of stockholders of the corporation generally. The common stock does not have cumulative voting rights in connection with the election of directors.

Dividends

Subject to the preferences of any preferred stock then outstanding, the holders of our common stock are entitled to receive dividends and other distributions in cash, property or shares of our common stock as may be declared thereon by our board of directors from time to time out of our assets or funds legally available therefore.

Liquidation

If we are liquidated (either partial or complete), dissolved or wound up, whether voluntarily or involuntarily, the holders of the common stock shall be entitled to share ratably in our net assets remaining after payment of all liquidation preferences, if any, applicable to any outstanding preferred stock. There are no redemption or sinking fund provisions applicable to our common stock.

Preferred Stock

The board of directors is granted the authority to from time to time issue the preferred stock as preferred stock of one or more series and in connection with the creation of any such series to fix by resolution the designation, voting powers, preferences, and relative, participating, optional, or other special rights of such series, and the qualifications, limitations, or restrictions thereof. The rights, preferences, privileges and restrictions or qualifications of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock, adversely affect the rights and powers, including voting rights, of holders of common stock, and have the effect of delaying, deterring or preventing a change in control of us.

Preemptive Rights

No holder of any share of our capital stock has any preemptive right to subscribe to an additional issue of our capital stock or to any security convertible into such stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, Inc.

Certain Provisions of Our Certificate of Incorporation, Bylaws and Delaware Law

General

Our Certificate of Incorporation and Bylaws contain provisions that could make more difficult an acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control to first negotiate with us. Although these provisions may have the effect of delaying, deferring or preventing a change in control, we believe that the benefits of increased protection through the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the company outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

Board of Directors

According to our Certificate of Incorporation, the board of directors must be composed of at least six and no more than nine directors. Our board currently consists of six directors. The number of directors may be changed from time to time by resolution of the board of directors. Directors need not be stockholders of the corporation. According to our Certificate of Incorporation, we have a board of directors consisting of three classes, with the term of office of one class expiring each year. Accordingly, each of our directors is elected by a plurality vote to serve for a term of three years.

Supermajority Voting Requirements

The affirmative vote of the holders of more than two-thirds of the shares entitled to vote is required to amend, alter, change or repeal any of the provisions relating to the election of directors. In addition, under our Certificate of Incorporation, our Bylaws may not be amended by the stockholders without the affirmative vote of holders of more than two-thirds of the shares entitled to vote generally in the election of directors. This restriction makes it more difficult for our stockholders to amend the Bylaws and thus enhances the power of our Board of Directors vis-à-vis stockholders with regard to the matters of corporate governance addressed by the Bylaws.

Stockholder Actions and Special Meetings

In accordance with Delaware law, any action required or permitted to be taken at a stockholders’ meeting may be taken without a meeting or a vote if the action is consented to in writing by holders of outstanding stock having the votes necessary to authorize the action. Our Bylaws provide that the board of directors or the chairman of the board may call special meetings of the stockholders for any purpose at any time. Further, the Bylaws provide that a special meeting shall be called upon the demand of the holders of the majority of the total voting power of all outstanding securities. This request must state the purposes of the proposed meeting.

Anti-Takeover Statute

Generally, Section 203 of the Delaware general corporation law prohibits a publicly held Delaware company from engaging in a business combination with an interested stockholder for a period of three years after the time the stockholder became an interested stockholder. However, the interested stockholder may engage in a business combination if specified conditions are satisfied. Thus, it may make acquisition of control of our company more difficult. The prohibitions in Section 203 do not apply if:

•

before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction began excluding shares held by certain related parties; or

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at or after the time the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66 2/3rd% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, under Section 203 of the Delaware general corporation law, a business combination includes:

•	any merger or consolidation of a corporation or its subsidiaries with the interested stockholder;

•

any sale, lease, exchange, mortgage, pledge, transfer or other disposition, except proportionately as a stockholder of such corporation, to or with the interested stockholder of assets of the corporation having an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all its outstanding stock;

•	transactions resulting in the issuance or transfer by the corporation of stock of the corporation to the interested stockholder;

•	transactions involving the corporation that have the effect of increasing the proportionate share of the corporation’s stock of any class or series that is owned by the interested stockholder; or

•	transactions in which the interested stockholder receives financial benefits provided by the corporation.

Under Section 203 of the Delaware general corporation law, an interested stockholder generally is:

•	any person that owns 15% or more of the outstanding voting stock of the corporation;

•

any person that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately before the date on which it is sought to be determined whether or not that person is an interested stockholder; and

•	the affiliates or associates of either of the above categories of persons.

Under some circumstances, Section 203 of the Delaware general corporation law makes it more difficult for an interested stockholder to effect various business combinations with us for a three-year period, although our stockholders may elect to exclude us from the restrictions imposed under this section.

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End of Exhibit 99.2